Exhibit 23.5

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Masonite International Corporation:

We consent to the use of our report dated February 27, 2013, with respect to the balance sheet of Birchwood Lumber & Veneer Co., Inc. as of October 31, 2011, and the related statements of income, stockholders’ equity, and cash flows for the ten month period then ended, incorporated herein by reference.

/s/ KPMG LLP

Tampa, Florida

September 11, 2013

Certified Public Accountants